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                            LONE STAR INDUSTRIES, INC.                EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In Thousands Except Per Share Amounts)


                                                                              Successor Company

                                                                       For the               For the Nine
                                                                     Year Ended              Months Ended

                                                                  December 31, 1995       December 31, 1994
                                                                  -----------------       -----------------
PER SHARE OF COMMON STOCK - PRIMARY
Income (loss) before cumulative effect of
  changes in accounting principles                                    $  35,762               $  29,333
  Less:  Provisions for preferred dividends(4)                             --                      --
                                                                      ---------               ---------
Income (loss) before cumulative effect of
  changes in accounting principles
  applicable to common stock                                             35,762                  29,333
Cumulative effect of changes in accounting principles,
  net of taxes (3)                                                         --                      --
Net interest expense reduction (1)                                        2,334                   2,094
                                                                      ---------               ---------
Net income (loss) applicable to common stock                          $  38,096               $  31,427
                                                                      =========               =========
Weighted average shares outstanding during period(5)                     11,990                  12,000
  Options and warrants in excess of 20% limit (1)                         2,347                   2,132
                                                                      ---------               ---------
Weighted average shares outstanding during period(5)                     14,337                  14,132
                                                                      =========               =========
Income (loss) per common share:
  Income (loss) before cumulative effect of
    changes in accounting principles                                  $    2.66               $    2.22
  Cumulative effect of changes in accounting principles                    --                      --
                                                                      ---------               ---------
      Net income (loss)                                               $    2.66               $    2.22
                                                                      =========               =========

PER SHARE OF COMMON STOCK ASSUMING FULL DILUTION
Income (loss) before cumulative effect of
  changes in accounting principles                                    $  35,762               $  29,333
    Plus: Net interest expense reduction(1)                               1,848                   2,008
    Less:  Provisions for dividends                                        --                      --
                                                                      ---------               ---------
Income (loss) before cumulative effect of
  changes in accounting principles
  applicable to common stock                                             37,610                  31,341
Cumulative effect of changes in accounting principles,
  net of taxes                                                             --                      --
                                                                      ---------               ---------
Net income (loss) applicable to common stock                          $  37,610               $  31,341
                                                                      =========               =========

Common shares outstanding at beginning of period
Weighted average shares outstanding during period                        11,990                  12,000
Conversion of $13.50 preferred shares
   outstanding at beginning of period                                      --                      --
Conversion of $4.50 preferred shares
   outstanding at beginning of period                                      --                      --
Stock options and warrants in excess of 20% limit(1)                      2,347                   2,132
Common shares issued from treasury stock                                   --                      --

                                                                      ---------               ---------
Fully diluted shares outstanding(6)                                      14,337                  14,132
                                                                      =========               =========

Income (loss) per common share assuming full dilution:
  Income (loss) before cumulative effect of
  changes in accounting principles                                    $    2.62               $    2.22
 Cumulative effect of changes in accounting principles                     --                      --
                                                                      ---------               ---------

  Net income (loss)                                                   $    2.62               $    2.22
                                                                      =========               =========


                                                                                    Predecessor Company


                                                                For the Three               For the Year Ended December 31,
                                                                 Months Ended        ------------------------------------------
                                                                March 31, 1994          1993           1992            1991
                                                                --------------          ----           ----            ----
PER SHARE OF COMMON STOCK - PRIMARY
Income (loss) before cumulative effect of
  changes in accounting principles                                 ($ 23,118)       ($ 35,258)     ($ 45,428)      ($  5,547)
  Less:  Provisions for preferred dividends(4)                         1,278            5,112          5,113           5,114
                                                                   ---------        ---------      ---------       ---------
Income (loss) before cumulative effect of
  changes in accounting principles
  applicable to common stock                                         (24,396)          (40,370)       (50,541)        (10,661)

Cumulative effect of changes in accounting principles,
  net of taxes (3)                                                      --                (782)      (118,914)           --
Net interest expense reduction (1)                                      --                --             --              --
                                                                   ---------         ---------      ---------       ---------
Net income (loss) applicable to common stock                       ($ 24,396)        ($ 41,152)     ($169,455)      ($ 10,661)
                                                                   =========         =========      =========       =========
Weighted average shares outstanding during period(5)                     n/m            16,644         16,641          16,582
  Options and warrants in excess of 20% limit (1)                       --                --             --              --
                                                                   ---------         ---------      ---------       ---------
Weighted average shares outstanding during period(5)                     n/m            16,644         16,641          16,582
                                                                   =========         =========      =========       =========
Income (loss) per common share:
  Income (loss) before cumulative effect of
    changes in accounting principles                                    n/m(2)       ($   2.42)     ($   3.03)      ($   0.64)
  Cumulative effect of changes in accounting principles                 --               (0.05)         (7.15)           --
                                                                   ---------         ---------      ---------       ---------
      Net income (loss)                                                 n/m(2)       ($   2.47)     ($  10.18)      ($   0.64)
                                                                   =========         =========      =========       =========

PER SHARE OF COMMON STOCK ASSUMING FULL DILUTION
Income (loss) before cumulative effect of
  changes in accounting principles                                 ($ 23,118)        ($ 35,258)     ($ 45,428)      ($  5,547)
    Plus: Net interest expense reduction(1)                             --                --             --              --
    Less:  Provisions for dividends                                     --                --             --              --
                                                                   ---------         ---------      ---------       ---------
Income (loss) before cumulative effect of
  changes in accounting principles
  applicable to common stock                                         (23,118)          (35,258)       (45,428)         (5,547)
Cumulative effect of changes in accounting principles,
  net of taxes                                                          --                (782)      (118,914)           --
                                                                   ---------         ---------      ---------       ---------
Net income (loss) applicable to common stock                       ($ 23,118)        ($ 36,040)     ($164,342)      ($  5,547)
                                                                   =========         =========      =========       =========

Common shares outstanding at beginning of period                         n/m            16,644         16,621          16,560
Weighted average shares outstanding during period
Conversion of $13.50 preferred shares
   outstanding at beginning of period                                    n/m               955            955             955
Conversion of $4.50 preferred shares
   outstanding at beginning of period                                    n/m                45             46              48
Stock options and warrants in excess of 20% limit(1)                     n/m              --             --              --
Common shares issued from treasury stock                                 n/m              --               22              58

                                                                   ---------         ---------      ---------       ---------
Fully diluted shares outstanding(6)                                     n/m(2)          17,644         17,644          17,621
                                                                   =========         =========      =========       =========

Income (loss) per common share assuming full dilution:
  Income (loss) before cumulative effect of
  changes in accounting principles                                       n/m         ($   2.00)     ($   2.57)      ($   0.31)
 Cumulative effect of changes in accounting principles                  --               (0.04)         (6.74)           --
                                                                   ---------         ---------      ---------       ---------

  Net income (loss)                                                     n/m(2)       ($   2.04)     ($   9.31)      ($   0.31)
                                                                   =========         =========      =========       =========




(1) Due to the fact that the company's aggregate number of common stock equivalents is in excess of 20% of its outstanding common stock, primary and fully diluted earnings per share have been calculated using the modified treasury stock method for the year ended December 31, 1995 and the nine months ended December 31, 1994.

(2) Earnings per share for the three months ended March 31, 1994 are not meaningful due to reorganization and revaluation entries and the issuance of 12 million shares of new common stock. Earnings per share amounts for the successor company are not comparable to those of the predecessor company.

(3) In 1992, the company adopted Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions", and No. 109, "Accounting for Income Taxes", effective January 1, 1992. In the first quarter of 1993, Kosmos Cement Company, one of the company's joint ventures, adopted SFAS No. 106.

(4) Provisions for preferred dividends are computed on an accrual basis and, therefore, may differ from preferred dividends declared. Due to the Chapter 11 proceedings, the company stopped accruing for preferred stock dividends as of September 15, 1990. However, the full year's amount of dividends are included for this calculation.

(5) Common stock options are not reflected in primary earnings per share computations for the years ended December 31, 1993, 1992 and 1991 because their effect is not significant.

(6) The computation of fully diluted earnings per share submitted herein is in accordance with Regulation S-K item 601 (b) (11) although it is contrary to Paragraph 40 of APB Opinion No. 15 because it produces anti-dilutive results for the three years ended December 31, 1993.